Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO

972.301.3658, mpaxton@intrusion.com

Media Contact

Jay Barbour, VP Marketing

972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES FOURTH QUARTER AND ANNUAL RESULTS

Annual Revenues Remain Constant and Gross Margin Increases to 58%

Richardson, Texas – February 9, 2006 – Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the quarter and year ended December 31, 2005.

Revenue for the fourth quarter was $1.1 million, compared to $2.0 million for the fourth quarter 2004.  Revenue for the year 2005 was $6.0 million, the same as 2004.

Intrusion’s net loss was $0.9 million in the fourth quarter 2005, compared to $0.8 million in the fourth quarter 2004.  Net loss was $3.3 million for the year 2005, compared to $4.6 million for the year 2004.

Gross profit margin was 59% of revenue in the fourth quarter of 2005 compared to 55% of revenue in the fourth quarter 2004.  For the year 2005, gross profit margin was 58%, up from 51% in 2004.

Intrusion’s fourth quarter 2005 operating expenses were $1.6 million, compared to $1.8 million for the fourth quarter 2004.  For the year 2005 operating expenses were $6.9 million, down from $7.7 million in 2004.

As of December 31, 2005, Intrusion reported cash, cash equivalents and short-term investments of $3.3 million, working capital of $2.7 million and no debt.

The net increase in cash, cash equivalents and short-term investments in the fourth quarter was $0.4 million due to a private placement offering of preferred stock which resulted in a net inflow of cash of $1.1 million.  Excluding the private placement, the decrease in cash, cash equivalents and short-term investments in the fourth quarter was $0.7 million compared to $1.2 million in the fourth quarter 2004.

“We were disappointed with our financial results in the fourth quarter,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “Revenue from the U.S. Government was negatively impacted by Congress’ delay in approving the 2006 Federal Budget.  In addition, sales of Compliance Commander™ to credit unions and banks were affected by longer than expected sales cycles; however, we expect our pipeline for Compliance Commander™ to continue to grow.  At the end of the fourth quarter, we were engaged with 83 potential Compliance Commander™ customers representing estimated revenue of approximately $2.5 million compared to 28 potential customers representing estimated revenue of $0.9 million at the end of the third quarter,” Paxton concluded.

Intrusion continues to expand its Compliance Commander sales channel and currently has 21 Value Added Resellers and Service Providers, with 110 sales people, covering the U.S. market.  Intrusion plans to continue rapid expansion of sales channels during 2006.

The majority of Intrusion’s revenue in the fourth quarter came from the Company’s other two product lines:  TraceCop™ Entity Identification Systems and SecureNet™ Intrusion Prevention/Detection Systems.  The majority of revenue from these two product lines resulted from sales to the U.S. Government.  The Company also expects the U.S. Government to be the primary customer for these products in 2006.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until February 16, 2006 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 4944317.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a leading global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, our ability to expand revenues through indirect sales channels, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Unaudited Condensed Consolidated Statements of Operations attached to this release.

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	December 31, 2005	December 31, 2004
ASSETS

Current Assets:
Cash and cash equivalents	$2,844	$2,315
Short-term investments	500	75
Accounts receivable, net of allowance for doubtful accounts and returns of $102 in 2005 and $508 in 2004	443	1,220
Inventories, net	373	950
Prepaid expenses	191	393
Total current assets	4,351	4,953

Property and equipment, net	256	299
Other assets	41	64
TOTAL ASSETS	$4,648	$5,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,142	$1,667
Deferred revenue	527	799
Total current liabilities	1,669	2,466

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 260 in 2005 and 840 in 2004
Liquidation preference of $1,316 in 2005	918	2,968
Series 2 shares issued and outstanding – 500 in 2005 Liquidation preference of $1,271 in 2005	787	—
Series 3 shares issued and outstanding – 565 in 2005 Liquidation preference of $1,236 in 2005	805	—
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 6,919 in 2005 and 5,431 in 2004 Outstanding shares – 6,909 in 2005 and 5,421 in 2004	69	54
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	52,994	49,095
Accumulated deficit	(52,053)	(48,732)
Accumulated other comprehensive loss	(179)	(173)
Total stockholders’ equity	2,979	2,850
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,648	$5,316

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Revenue	$1,105	$1,972	$5,978	$6,019
Cost of revenue	449	894	2,514	2,950

Gross profit	656	1,078	3,464	3,069

Operating expenses:
Sales and marketing	708	823	3,137	3,690
Research and development	596	602	2,553	2,549
General and administrative	258	262	1,126	1,146
Severance and related costs	—	139	55	273

Operating loss	(906)	(748)	(3,407)	(4,589)

Interest income, net	28	8	84	42
Other income, net	—	(48)	2	19

Loss before income taxes	(878)	(788)	(3,321)	(4,528)
Income tax provision	—	—	—	—
Net loss	(878)	(788)	(3,321)	(4,528)
Preferred stock dividends accrued	(39)	(62)	(168)	(192)
Beneficial conversion feature on preferred stock	(515)	—	(1,434)	(938)
Net loss attributable to common stockholders	$(1,432)	$(850)	$(4,923)	$(5,658)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.21)	$(0.16)	$(0.77)	$(1.09)
Weighted average shares outstanding - Basic and Diluted	6,880	5,208	6,424	5,177